<SEC-DOCUMENT>
<SEC-HEADER>
ACCESSION NUMBER:
CONFORMED SUBMISSION TYPE:	SB-2/A
PUBLIC DOCUMENT COUNT:		1
FILED AS OF DATE:

FILER:

	COMPANY DATA:
		COMPANY CONFORMED NAME:	CAPE COASTAL TRADING CORPORATION
		CENTRAL INDEX KEY:	0001219097
		STANDARD INDUSTRIAL CLASSIFICATION: Misc. Furnitures & Fixtures
		IRS NUMBER:		52-2372260
		STATE OF INCORPORATION:	NY
		FISCAL YEAR END:	12/31

	FILING VALUES:
		FORM TYPE:		SB-2/A
		SEC ACT:		1933 Act
		SEC FILE NUMBER:	333-105393
		FILM NUMBER:

	BUSINESS ADDRESS:
		STREET 1:		301 WEST 53, 6C
		CITY:			NEW YORK
		STATE:			NY
		ZIP:			10019
		BUSINESS PHONE:		646-215-3583
</SEC-HEADER>
<FILENAME>
FORM SB-2 OF CAPE COASTAL TRADING CORPORATION

As filed with the Securities and Exchange Commission on June 17, 2003

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

  			  AMENDMENT NO. 1 TO FORM SB-2
                              REGISTRATION STATEMENT
                                        Under
                            The Securities Act of 1933

                         CAPE COASTAL TRADING CORPORATION
                 (Name of registrant as specified in its charter)

     New York			      2590			  52-2372260
  ---------------------		----------------		---------------
  State or Jurisdiction		Primary Standard		IRS Employer
  of Incorporation or		Industrial			Identification
  Organization			Classification			Number
				Code Number

                                301 West 53, 6C
                              New York, NY 10019
                                (646) 215-3583
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal
                               place of business)
  -----------------------------------------------------------------------
                             Kwajo Sarfoh, President
                                 301 West 53, 6C
                                New York, NY 10019
                                  (646) 215-3583
         (Name, address, including zip code, and telephone number, including area code, of agent for service)
  -----------------------------------------------------------------------
                                   With copies to:
                              Jason L. Karavias, Esq.
                                124 East 61, Apt. 4B
                                 New York, NY 10021
                                   (212) 355-8913

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                  June 17, 2003

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

	If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. ( ).

                         CALCULATION OF REGISTRATION FEE
__________________________________________________________________________________
Title of      | Amount to be | Proposed Maximum  | Proposed	    | Amount of   |
each class    | registered   | offering price per| maximum offering | registration|
of securities |              | unit (1)		 | price (2)        | fee         |
to be         |  	     |			 |		    |		  |
registered    |		     |			 |		    |  		  |
__________________________________________________________________________________|
   	      |	   	     |	   		 |       	    |	   	  |
Common        |	2,516,500    |  $.20		 |    $503,300	    |   $40.72	  |
Stock, $.001  |		     |			 |		    |		  |
par value to  |		     |			 |		    |		  |
be sold by    |		     |			 |		    |		  |
selling       |		     |			 |		    |		  |
shareholders  |		     |			 |		    |		  |
__________________________________________________________________________________



1) The offering price for each share is the price actually paid by the shareholders in the past.

2) The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices.

Cape Coastal Trading Corporation hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Cape Coastal Trading Corporation shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                        CAPE COASTAL TRADING CORPORATION

                       2,516,500 SHARES OF COMMON STOCK


Cape Coastal Trading Corporation ("CCTC") is offering a maximum of 250,000 shares of common stock. The offering price for these shares is to be $.20 per share and the maximum amount to be raised is $50,000.00. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. There will be no minimum amount of shares sold and CCTC will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by CCTC will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. CCTC will pay all expenses incurred in this offering.

There are an additional 2,266,500 shares of its common stock being offered for sale by selling shareholders. These shares will be offered initially at the price of $.20 per share, however, at such time as the shares are quoted on the OTC Bulletin Board, the shares will be offered at the prevailing market prices. No amounts paid to the selling shareholders for the shares they are selling will go to CCTC. All proceeds from said shares will, instead, be retained by the selling shareholders. Initially, selling shareholders may seek a broker/dealer to sell their shares, however, if they are unable to do so, they will attempt to sell the shares themselves.

We are registering 250,000 shares of our common stock for sale on a "best efforts" basis. There is no requirement that we sell a minimum number of shares. If all 250,000 shares are not sold within 120 days from the date hereof,(which may be extended an additional 30 days in the sole discretion of CCTC), the Offering for the balance of the shares will terminate and no further shares will be sold. Our shares are presently not traded on any market.

Concurrently with this offering, we are registering 2,266,500 additional shares of common stock for sale by selling shareholders who may wish to sell their shares in the open market or in privately negotiated transactions.

This is the initial registration of any of our securities. Prior to this registration, there has been no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future. There is a high degree of risk involved with this investment, due to the fact that it is in its developmental stage and there is no market for the securities being purchased. You are referred to Risk Factors on page 10 for further information.

                         PRICE         UNDERWRITING DISCOUNTS      PROCEEDS
                         TO PUBLIC     DISCOUNTS OR COMMISSIONS    TO COMPANY
                         ---------     ------------------------    ----------
Per share as offered       $0.20                   None              $0.20
by CCTC

Total number of shares     $50,000 		   None              100%
offered by CCTC
(250,000)

Per share (offered by      $0.20(1)                None(2)           None
selling shareholders)

Total shares offered       $453,300                None              None
by selling shareholders
(2,266,500)



(1) The quoted price is the initial asking price by the selling shareholders. In the event that a market is created to trade these shares, the shares will be offered at the prevailing market prices.
(2) At present, the selling shareholders have no agreements with any broker/dealer to sell these shares. In the event that shares are sold through a broker/dealer, a standard commission will be paid from the proceeds to that broker/dealer.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK AND AN IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (SEE DILUTION AND RISK FACTORS PAGE 13 AND 6).

The offering will remain open for 120 days, and an additional 30 days at the sole discretion of our management, unless the total proceeds are earlier received or we determine, in our sole discretion, to cease selling efforts.

	       THE DATE OF THIS PROSPECTUS IS June 17, 2003

The information in this prospectus is not complete and may be changed. CCTC may not sell the securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.


INSIDE FRONT AND OUTSIDE BACK COVER OF THE PROSPECTUS:

Until October 15, 2003 (120 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS

Number   Item in Form SB-2 Prospectus                                   Page No.
------   ----------------------------                                   --------
1     	Front of Registration Statement and Outside Front Cover
     	Page of Prospectus						  1
2     	Inside Front and Outside Back Cover Pages of Prospectus		  5
3     	Summary Information and Risk Factors				  5
4     	Use of Proceeds							 15
5	Determination of Offering Price					 17
6	Dilution							 17
7	Selling Security Holders					 18
8	Plan of Distribution						 21
9	Legal Proceedings						 23
10	Directors, Executive Officers, Promoters and Control Persons	 23
11	Security Ownership of Certain Beneficial Owners and Management	 24
12	Description of Securities					 24
13	Interest of Named Experts and Counsel				 25
14	Indemnification							 25
15	Description of Business						 26
16	Management's Discussion and Analysis or Plan of Operation	 30
17	Description of Property						 32
18	Certain Relationships and Related Transactions			 32
19	Market for Common Equity and Related Stockholder Matters	 32
20	Executive Compensation						 33
21	Financial Statements						 34
22	Changes in and Disagreements with Accountants on Accounting
        and Financial Disclosure					 46

PART TWO: INFORMATION NOT REQUIRED ON PROSPECTUS
23	  Other Expenses of Issuance and Distribution			 42
24	  Recent Sales of Unregistered Securities
25	  Exhibits
26	  Undertakings

SUMMARY INFORMATION

This summary highlights information contained elsewhere in the prospectus. It does not contain all the information you should consider. You should also read the more detailed information set out in this prospectus including the "Risk Factors" section and the Financial Statements and Notes before making an investment.

CCTC was incorporated on August 16, 2002. Since its incorporation CCTC has been in its developmental stages. CCTC has had no revenues from operations since its inception and has incurred, and continues to incur, operating losses. CCTC anticipates obtaining future revenues from the sale of artworks and crafts produced primarily in Ghana, Africa by skilled artisans and craftsmen. The company has procured $500 of artworks and crafts for purposes of providing samples for further marketing of the product and initial sales. At the present time, we have limited financial resources from which to conduct additional marketing studies to determine the feasibility of sale of our artworks and crafts.

The Corporation currently has 2,266,500 shares of its $.001 par value common shares outstanding. Upon the successful completion of this offering, CCTC will have 2,516,500 shares outstanding.

CCTC intends to import (through outsourcing) and market for sale artworks and crafts primarily from Ghana, Africa produced by skilled native artisans and craftsmen. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

                                  ORGANIZATION

CCTC was incorporated on August 16, 2002 in the State of New York. The Company's principal offices are located at 301 West 53 Street, 6C, New York,
New York 10019. Its telephone number is (646) 215-3583. CCTC has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, CCTC has purchased a computer, monitor and an all-in-one printer, fax, scanner and copier. CCTC also obtained an inventory of several artworks and crafts directly from Ghana during a visit by an officer of the company. Imported items included the following:

	Ashanti Stools
	Leather Purses, Sandals, Book Bags & Wallets
	Leather Footrests
	Bracelets & Beads
	Authentic Kente Cloth
	Drums
	Masks & Statutes, and an assortment of additional Wood Carvings
	Raffia Baskets
	Ashanti Dolls
	Traditional Games

CCTC has made no other significant purchases. It has not sold any assets, nor has it been involved in any mergers, acquisitions or consolidations.

CCTC is a developmental stage company that intends to import, market and sell artworks and crafts primarily from Ghana produced by skilled native artisans and craftsmen.

CCTC must first raise sufficient capital to market the artworks and crafts and to procure and maintain necessary inventory levels. It will be necessary for CCTC to develop a group of independent domestic distributors to distribute the artworks and crafts to the marketplace. CCTC has negotiated for both Lizmof Enterprise, a Ghana based independent foreign dealer and distributor in art, craft and general merchants, and Gye Nyame Handicraft Co., producers and exporters, to produce and distribute artworks and crafts to the company's office in the United States.

Although the artworks and crafts are authentically produced in Ghana, there are other uniquely produced artworks and crafts from Africa currently in the marketplace that may be suitable substitutes for artworks and crafts produced in Ghana. Therefore, CCTC anticipates a substantial amount of competition in the marketplace once the products are ready to be sold.

It is doubtful if CCTC can continue as a going concern if additional capital is not raised. CCTC requires this capital to proceed with the importation of inventory and to adequately market and sell our products. It may be necessary for CCTC to expand the selection of artworks and crafts imported so that it can present a full line of products to the marketplace. At the present time, it is anticipated by the management of CCTC that it will take approximately 3 to 4 months in order to secure the necessary financing to go forward with its plans to import and market its product. The management of CCTC has determined that it is necessary to seek an additional $50,000.00 of capitalization at this time through the offering of stock. Additional funds may be necessary to continue to market and sustain operations until we are able to sustain operations through sales. CCTC will seek these funds through the obtaining of loans from either private sources or financial institutions. If after seeking sources of debt to proceed with CCTC operations, management determines that it is unlikely that it will be successful in obtaining debt financing, management reserves the right to seek other sources of funding either through private placement or through future offerings of publicly traded common stock.

CCTC anticipates that it will continue to experience operating losses for a period of at least one year and possibly longer.

Mr. Kwajo M. Sarfoh and Mr. Trae. O. High are the only officers of the Company. The Corporation has two directors, Mr. Kwajo M. Sarfoh and Mr. Trae. O. High. CCTC has no other employees at this time and does not expect to hire any staff until approximately thirty days after its first commercial order has been received.

At the present time, CCTC has no binding contractual commitments that would create a future liability. The financing sought through this offering, if it is fully subscribed, will provide sufficient financing for CCTC to go forward with its business plan. However, if full subscription is not obtained, or, if unforeseen adverse contingencies arise, CCTC will be required to obtain additional financing over the next 12 months. Should this occur, CCTC intends to obtain financing through the purchase of debt, if available. However, it may become necessary for CCTC to sell additional stock in one or more private placements or subsequent public offerings. Should this occur, any investor who purchases through this offering will experience additional dilution in its ownership of this company.

There is currently no market for CCTC stock.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial information appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with generally acceptable accounting practices in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

			  CAPE COASTAL TRADING CORP.
			 (A DEVELOPMENT STAGE COMPANY)
				 BALANCE SHEET
			       March 31, 2003

				     ASSETS
CURRENT ASSETS
Cash								$3,712

Inventory      							   500
								------
     Total current assets					 4,212

FIXED ASSETS, NET						 1,987
								------
TOTAL ASSETS							 6,199
								======
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable						   300

Payable to shareholder						   925
								------
TOTAL current liabilities					 1,225
								======
STOCKHOLDERS' DEFICIT
Common stock: $.001 par value; 50,000,000
shares authorized, 2,000,000 issued and
outstanding							 2,226

Paid-in capital 						 7,673

Retained deficit accumulated in the
development stage						(4,965)
								-------
Total stockholders' deficit					 4,974
								------
TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT								$6,199
								======

				CAPE COASTAL TRADING CORP.
			       (A DEVELOPMENT STAGE COMPANY)
		      	  STATEMENT OF LOSS FOR THE PERIOD FROM
			   JANUARY 1, 2003 TO MARCH 31, 2003

EXPENSES
General and administrative 					   $564

Franchise tax							    455
								 -------
Loss from operations and before taxes			 	 (1,019)
								--------
PROVISION FOR INCOME TAXES					    -
								--------
Net loss 							$(1,019)
								========
LOSS PER SHARE
 Basic and diluted						$(0.00)
								--------

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic and diluted						2,226,500
								---------

RISK FACTORS

This prospectus contains forward-looking statements within the meaning of the securities laws. Actual results and performance and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of certain risks and uncertainties set forth below and elsewhere in this prospectus. You should carefully consider the following factors, the discussion under the caption "Cautionary Note on Forward-Looking Statements", and the other information in this prospectus before buying or selling any shares of our common stock. Our business, financial condition, and operating results could be materially adversely affected by any one of more of the following risk factors. Although we have attempted to include a discussion of the material risks known to us as of the date of this prospectus, there may be additional risks that we do not presently know of or that we currently believe are immaterial that could also materially adversely affect CCTC. CCTC disclaims any obligation to update these factors or to announce publicly the results of any revisions to any of the risk factors or forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.

THE SECURITIES OFFERED HEREIN ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN CCTC.
EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

MANAGEMENT LACKS OPERATIONAL EXPERIENCE IN THE ARTWORKS AND CRAFTS RETAIL INDUSTRY. THIS MAY ADVERSELY AFFECT CCTC'S ABILITY TO BE PROFITABLE. CCTC is a start-up company, in its development stage. Neither CCTC nor its management has had any experience in operating a business in the importation and sale of artworks and crafts. It is possible that this lack of relevant operational experience could prevent CCTC from becoming a profitable business.

CCTC IS OPERATING AT A LOSS WHICH MAY CONTINUE IN THE FUTURE. IT CANNOT BE DETERMINED IF AN ADDITIONAL CAPITAL INVESTMENT IN CCTC WILL PERMIT CCTC TO RECOGNIZE A PROFIT IN THE FUTURE. As of December 31, 2002, CCTC has sustained operating losses of $3,946.00. The amount of this loss should not be indicative of future losses sustainable by CCTC. As of December 31, 2002, CCTC had expended only a small amount of office expenses and had not yet begun accruing any expenses with regard to the actual anticipated operating costs. CCTC intends to utilize any funds raised through this offering toward expenses necessary to procure the delivery of its products and operate its business. It cannot be predicted when CCTC will be able to realize a profit from operations, even though additional capital is being invested by investors.

IT REMAINS UNCERTAIN WHETHER AN INVESTMENT IN CCTC WILL RESULT IN AN INVESTOR REALIZING A RETURN ON HIS INVESTMENT SINCE MANAGEMENT HAS NOT YET DETERMINED THE SIZE OF THE CONSUMER MARKET FOR THEIR PRODUCTS. At the present time, CCTC has only evaluated the marketability of its products, based upon the management's perception of the potential value of the artworks and crafts in the marketplace. Once CCTC obtains the necessary capitalization, it will immediately commence marketing its products. CCTC has just begun to incur expenses for the development of its website and has just obtained ghanacrafts.com as its domain name. It is too premature to anticipate how the website will, if at all, aid CCTC in its marketing efforts. In the event marketing efforts reveal that the product is not marketable, CCTC will not have a potential source of income and it will be necessary for CCTC to seek another means of obtaining income or the business will fail.

CONSUMERS MAY NOT ADOPT THE INTERNET AS A WAY OF BUYING ARTWORK, WHICH WOULD PREVENT US FROM BECOMING PROFITABLE. If we do not attract and retain a high volume of online customers to our website at a reasonable cost, our online business will not succeed. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping for African artworks and crafts and as a result may never achieve widespread customer acceptance of shopping for African artworks and crafts online. Specifically, consumers may not wish to change the way they purchase art and may feel it is necessary to view the actual works of arts and crafts rather than pictures before purchasing them. In addition, consumers may not be willing to make orders online due to the perceived difficulty of placing complex orders online or pricing that does not meet customer expectations of finding competitive prices on the Internet. As a result, we may never derive sufficient revenues from our online retail operations division in order to become a profitable enterprise, which could have a materially adverse impact on our business, results of operations and financial condition.

INTERRUPTIONS IN SERVICE FROM THIRD PARTIES COULD IMPAIR THE QUALITY OF OUR SERVICE. In regard to Internet sales made on the company's website, ghanacrafts.com, the company will rely on third-party computer systems and third-party service providers for credit card verifications and confirmations. Any discontinuance in the services provided to us by third parties or any deterioration or interruption of their services, would prevent consumers from accessing or purchasing particular artworks and crafts through our website, which would reduce our sales and revenues and adversely impact our business, financial condition and results of operations. If our arrangement with any of these third parties is terminated, we may not find an alternate source of systems support on a timely basis or on commercially reasonable terms.

We have a hosting contract with Hostpc.com, a provider of Internet services, pursuant to which Hostpc.com will operate and maintain our web server space. Our hosting contract with Hostpc.com expires in April 2004. If Hostpc.com were unable or unwilling to provide these services, we would have to find a suitable replacement. Our operations could be disrupted while we were in the process of finding a replacement for Hostpc.com and the failure to find a suitable replacement or to reach an agreement with an alternate provider on terms acceptable to us could have a materially adverse impact our business, results of operations and financial condition.

THE SUCCESS OF OUR ONLINE RETAIL BUSINESS IS DEPENDENT UPON THE CONTINUED USE AND GROWTH OF THE INTERNET AND THE EXTENT OF ACCEPTANCE AND PROFITABILITY OF ONLINE COMMERCE. A substantial portion of future revenues and profits depends upon the widespread acceptance and use of the Internet and online services as a medium for commerce. Rapid growth in the use of the Internet and online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not accept or continue to use the Internet as a medium of commerce. Demand for and market acceptance of recently introduced
products and services over the Internet involve	s a high level of uncertainty.
If the growth of the Internet does not continue or if consumers cease to accept the Internet as a medium of commerce, CCTC's business, financial condition and results of operations will be adversely impacted.

The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. CCTC's success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network infrastructure with the necessary speed, data capacity and security and the timely development of complementary products for providing reliable Internet access and services. Major online service providers and the Internet itself have experienced outages and other delays as a result of software and hardware failures and could face such outages and delays in the future. Outages and delays are likely to adversely affect the level of Internet usage and the processing of online transactions. In addition, the Internet could lose its viability because of delays in the development or adoption of new standards to handle increased levels of activity or increased government regulation. The adoption of new standards or government regulation may require CCTC to incur substantial compliance costs. Such costs may have a materially adverse impact on CCTC's business, financial condition and results of operations.

RAPID TECHNOLOGICAL CHANGES MAY RENDER CCTC's TECHNOLOGY OBSOLETE OR DECREASE THE ATTRACTIVENESS OF OUR INTENDED SERVICES TO CUSTOMERS. In order to remain competitive on the Internet, CCTC will have to continually enhance and improve the functionality and features of our website. If we fail to continually improve our website's speed, personalization and customer service, CCTC could lag behind competitors or CCTC's website could become obsolete. As a result, CCTC could lose market share and our revenues would decline, which could have a material adverse effect on our business, financial condition and results of operations. In order to remain competitive, we may have to incur substantial costs and expenses to respond to the increasingly sophisticated requirements of online consumers and suppliers. Such costs and expenses may have a materially adverse impact on CCTC's business, financial condition and results of operations.

SECURITY BREACHES IN OUR SYSTEMS OR CREDIT CARD FRAUD COULD DAMAGE CCTC's REPUTATION AND CAUSE US TO LOSE CUSTOMERS. Consumer concerns over the security of transactions conducted on the Internet and over privacy issues may inhibit the growth of the Internet and online commerce. The security of customers' confidential transaction data could be jeopardized as a result of the accidental or intentional acts of Internet users, our employees or others, or computer viruses. If CCTC experiences significant credit card fraud or if there is a breach in the security of our systems, CCTC could lose consumers' confidence and consequently, their business.

In addition, CCTC may be liable for damages caused by security breaches. Such liability could increase our expenses and exhaust our resources, which could have a materially adverse impact on CCTC's business, financial condition and results of operations.

OUR COMPUTER SYSTEMS MAY SUFFER SYSTEM FAILURES, CAPACITY CONSTRAINTS AND BUSINESS INTERRUPTIONS WHICH COULD INCREASE OUR OPERATING COSTS AND CAUSE US TO LOSE CUSTOMERS. The interruption, impaired performance or insufficient capacity of our systems could lead to interruptions or delays in our service, loss of data or our inability to process orders, which could cause us to lose customers. CCTC's systems and operations can be damaged or interrupted by fire, flood, power loss, telecommunications failure, human error, break-ins, sabotage, computer viruses, earthquake, tornado and similar unexpected adverse events. CCTC's Internet operations depend on the ability of Hostpc.com to protect its and our systems in its data center against any such unexpected adverse events. Although Hostpc.com provides comprehensive facilities management services, including human and technical monitoring of all production servers 24 hours-per-day, seven days-per-week, Hostpc.com does not guarantee that CCTC's Internet access will be uninterrupted, error-free or secure. Any event, damage or failure that interrupts or delays our operations could have a materially adverse impact on CCTC's business, results of operations and financial condition. CCTC will be required to continually devote substantial financial, technical and operational resources to expand and upgrade its systems and infrastructure.

EVOLVING GOVERNMENT REGULATION COULD IMPOSE TAXES OR OTHER BURDENS ON OUR BUSINESS WHICH COULD INCREASE OUR COSTS OR DECREASE DEMAND FOR CCTC's PRODUCTS. Increased regulation of the Internet or different applications of existing laws might slow the growth of the use of the Internet and commercial online services, which could decrease any then existing demand for our products, increase the cost of doing business or otherwise reduce CCTC's sales and revenues.

Federal legislation imposing limitations on the ability of states to tax Internet-based sales was enacted in 1998. The Internet Tax Freedom Act exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation. If this legislation is not renewed, state and local governments could impose taxes on Internet-based sales. These taxes could decrease any demand for CCTC's products and services or increase CCTC's costs of operations, which would have a materially adverse impact on our business, financial condition and results of operations.

Data collection, protection and privacy issues are a growing concern in the U.S., and many countries around the world in which we may do business in the future. Evolving government regulation in these areas could limit or restrict CCTC's ability to market its products and services to consumers, increase our costs of operation and lead to a decrease in any demand for our products and services, which would have a materially adverse impact on our business, financial condition and results of operation.

CCTC WILL BE COMPETING WITH IMPORTERS OF ARTWORKS AND CRAFTS WHO HAVE ALREADY ESTABLISHED A MARKET FOR THEIR PRODUCTS. AN INVESTOR'S ABILITY TO REALIZE A RETURN ON THEIR PURCHASE OF SHARES WILL BE DEPENDENT UPON MANAGEMENT'S ABILITY TO DIFFERENTIATE THEIR ARTWORKS AND CRAFTS FROM COMPETITIVE ARTWORKS AND CRAFTS CURRENTLY IN THE MARKETPLACE. CCTC will be competing in an already established marketplace with companies who sell similar products to the company's target population. CCTC will focus its marketing on the authentic designs of its products and target the segments of the industry that will best utilize this design. Further, in order to compete, CCTC will have to be assured that it can continually procure a quality product at a competitive price. At the present time, it is not known whether these goals can be met.

IN THE EVENT THAT THIS OFFERING IS NOT FULLY SUBSCRIBED BY INVESTORS, THIS OFFERING MAY NOT PRODUCE SUFFICIENT CAPITAL FOR CCTC TO PROCURE ITS PRODUCTS. INVESTORS SHOULD BE AWARE THAT THEIR INVESTMENT MAY HAVE NO VALUE IF THE OFFERING IS NOT FULLY SUBSCRIBED AND CCTC IS UNABLE TO OBTAIN ADDITIONAL CAPITAL TO PROCEED WITH ITS OPERATIONS. CCTC may require additional financing in order to establish a profitable operation. The financing to be sought may not be forthcoming and even if additional financing becomes available, it may not be available on terms which are favorable to CCTC. CCTC expects that it may be required to obtain at least $50,000.00 of additional financing over the next 12 months. In the event that it cannot sell all of the shares being offered, CCTC will concentrate its efforts on obtaining financing through the purchase of debt. However, it may become necessary for CCTC to sell additional stock in one or more private placements or subsequent public offerings. If CCTC cannot obtain the requisite financing, it will have to cease operations and the investor's investment will be lost.

CCTC MAY NOT RECOGNIZE AN OPERATING PROFIT IN THE FUTURE UNLESS IT CAN EMPLOY EXPERIENCED MANAGEMENT TO OPERATE THE BUSINESS. AN INVESTMENT OF ADDITIONAL CAPITAL IN CCTC WILL NOT ASSURE THAT THE BUSINESS WILL BE SUCCESSFUL, UNLESS A FULL TIME MANAGEMENT TEAM IS HIRED BY CCTC. CCTC is currently dependent upon the efforts of Mr. Kwajo M. Sarfoh, and Mr. Trae O. High, the Officers of the Corporation. Specifically, the company's performance is substantially dependent on the performance of Mr. Sarfoh, its president. The loss of the services of Mr. Sarfoh could have a materially adverse impact on our business, results of operations or financial condition. In addition, the absence of Mr. Sarfoh will force us to seek a replacement who may have less experience, limited direct access to the markets and artisans in Ghana or who may not understand our business as well, or we may not be able to find a suitable replacement.

At the present time, there are no full time employees in the Company. Both Mr. Sarfoh and Mr. High devote a substantial number of hours to other business concerns. CCTC recognizes that in order to go forward, it will be necessary to employ full time individuals who have the experience and expertise necessary to bring the artworks and crafts to market. Without CCTC obtaining the necessary employees within the next 12 months, it is doubtful as to whether CCTC can be successful in its efforts to bring the product to market, since Mr. Sarfoh or Mr. High may not be able to contribute enough hours toward the Company's operations.

WHEN MAKING AN INVESTMENT IN CCTC, AN INVESTOR SHOULD NOT EXPECT TO RECEIVE CASH DIVIDENDS FROM CCTC. AN INVESTOR MUST EVALUATE THE POTENTIAL FOR HIS RETURN ON HIS INVESTMENT, BASED UPON THE INVESTOR'S FUTURE ABILITY TO SELL THE SHARES PURCHASED THROUGH THIS OFFERING FOR A GREATER AMOUNT IN THE FUTURE.
The holders of CCTC common stock are entitled to receive dividends when and if declared by the Board of Directors. CCTC does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, CCTC has not paid cash dividends on its common stock. Therefore, for an investor to realize a profitable return on his investment in the Company's common stock, the investor will have to be able to sell the shares purchased through this offering for an amount greater than the purchase price of the shares.

INVESTORS MAY NOT BE ABLE TO SELL SHARES ACQUIRED IN THIS OFFERING BECAUSE CCTC COMMON STOCK IS NOT CURRENTLY PUBLICLY TRADED. There is no public trading market for CCTC common stock. It is unlikely that any active public trading market can be established or sustained in the foreseeable future. CCTC intends to have its common stock quoted on the OTC electronic bulletin board as soon as practicable, however, there can be no assurance that CCTC shares will be quoted on the over the counter bulletin board. Until there is an established trading market, holders of CCTC common stock will find it difficult to sell or to obtain accurate quotations for the price of the common stock. CCTC does not currently meet the requirement to have shares listed on the American Stock Exchange ("AMEX") or the NASDAQ stock market, therefore, any market for securities that does develop will be highly illiquid. It is unlikely that CCTC common shares will achieve sufficient distribution or that it will be able to obtain the number of market makers necessary to obtain listing on the NASDAQ stock market in the foreseeable future.

THE SHARES SOLD BY CCTC IN THIS OFFERING ARE CONSIDERED PENNY STOCK. FEDERAL LAW IMPOSES ADDITIONAL DISCLOSURE REQUIREMENTS FOR THIS STOCK, WHICH MAY
HAVE A MATERIALLY ADVERSE IMPACT ON THE INVESTORS' ABILITY TO RESELL THEIR SHARES IN THE PUBLIC MARKET. CCTC's common stock is currently considered a "Penny Stock," "as defined under Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, under federal securities laws since its market price is below $5.00 per share. Federal rules and regulations under the Securities Exchange Act of 1934, generally impose additional sale practice and disclosure requirements on broker/dealers who sell or recommend CCTC's shares to certain investors. Broker/dealers who sell Penny Stock to certain types of investors may be required to comply with the Securities and Exchange Commission's regulations concerning the transfer of Penny Stock. If an exemption is not available, these regulations require broker/dealers to make a suitability determination prior to selling Penny Stock to the purchaser, receive the purchaser's written consent to the transaction, and provide certain written disclosures to the purchaser. These rules may affect the ability of broker/dealers to make a market in or to trade CCTC shares. In turn, this may impact the investors' ability to re-sell those shares in the public market.

EVEN THOUGH CCTC'S BUSINESS PLAN IS BASED UPON THE COMPLETE SUBSCRIPTION OF
THE ADDITIONAL SHARES OFFERED THROUGH THIS OFFERING, THE OFFERING MAKES NO PROVISIONS FOR A REFUND TO AN INVESTOR. CCTC WILL UTILIZE ALL AMOUNTS RECEIVED FROM NEWLY ISSUED STOCK PURCHASED THROUGH THIS OFFERING EVEN IF THE AMOUNT OBTAINED THROUGH THIS OFFERING IS NOT SUFFICIENT TO ENABLE CCTC TO GO FORWARD WITH ITS PLANNED OPERATIONS. Any funds received from the sale of newly issued stock will be placed into CCTC's corporate bank account. The management of CCTC does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by CCTC, those funds will be placed into the Corporate bank account and may be used at the discretion of management.

In the event that sufficient capital is not raised through this offering, there will be insufficient funds to continue CCTC's business and CCTC will fail. Funds received from any stock sold under this offering will not be returned. CCTC may not have the funds to be able to continue business, further, CCTC may not have the funds to be able to file its quarterly and annual reports and may cease to be a reporting Company. If CCTC ceases to be a reporting Company, it will be de-listed from any exchange on which it was traded. If such event occurs, investors may be unable to trade their stock and might lose their investment.

ALL DECISIONS REGARDING BOTH POLICY AND OPERATIONS OF CCTC WILL BE MADE BY TWO INDIVIDUALS. THE SUCCESS OF CCTC IS CONTINGENT UPON THESE INDIVIDUALS' ABILITY TO MAKE APPROPRIATE BUSINESS DECISIONS. THE ABILITY OF AN INVESTOR TO OBTAIN A RETURN ON HIS INVESTMENT IS CONTINGENT UPON THOSE TWO INDIVIDUALS BEING ABLE TO MAKE CORRECT BUSINESS DECISIONS. A company the size of CCTC does not have a large number of Directors or employees who can advise the decision makers as to an appropriate course of action. Mr. Kwajo M. Sarfoh and Mr. Trae O. High have effective control over all aspects of the business with no oversight from other management, except from the Board of Directors of which they are both of the only Directors. While it is expected that other management will be added over time, there are no assurances that such will occur. Further, it is anticipated that in the future, there will be additional members added to the Board of Directors, however, this also may not occur in the future.

AN INVESTOR WHO PURCHASES SHARES THROUGH THIS OFFERING SHOULD BE AWARE THAT OUR AUDITOR HAS EXPRESSED CONCERN ABOUT THE CONTINUING OPERATION OF THIS BUSINESS. THE CAPITAL PLACED INTO CCTC THROUGH THIS OFFERING MAY NOT BE SUFFICIENT TO PERMIT CCTC TO CONTINUE OPERATIONS AS AN ONGOING BUSINESS. ANY INVESTMENT MADE THROUGH THIS OFFERING MAY BE LOST. Our auditor has expressed doubt about our ability to continue as a going concern. An investor should be aware that his investment will be lost if the Company cannot continue to operate. The projected need for additional capital in our business may not be sufficient to sustain CCTC's operation over the next 12 months. Therefore, even if all of the shares offered pursuant to this offering are purchased, the investors' investment may be of little or no value should future events not occur as projected.

IN THE EVENT OF A SUCCESSFUL COMPLETION OF THIS OFFERING, A RISK STILL EXISTS THAT OUR BUSINESS WILL NOT HAVE SUFFICIENT FUNDS TO FULFILL OUR PLANS
OVER THE NEXT 12 MONTHS. We may require additional financing to procure the artworks and crafts and operate the business until sufficient revenue can be generated for us to be self-sustaining. Our management projects that in order to go forward as an operating entity, CCTC will spend approximately $50,000.00 over the next 12 months to cover costs involved in the marketing and distribution of our products and the cost of advertising. In the event that we are unable to generate sufficient revenues and before all of the funds now held by us and obtained by us through this offering are expended, the business will fail and the investment made in this Company will become worthless.

FORWARD LOOKING STATEMENTS

The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." CCTC believes that the expectations reflected in such forward-looking statements are accurate. However, CCTC cannot assure that such expectations will occur. The factual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: CCTC's ability to continue to operate CCTC through equity and debt financing, larger competitors' response to the entry of the artworks and crafts into the marketplace, adverse public response and lack of demand for the artworks and crafts, or the adverse impact on the sales of the artworks and crafts by virtue of outside suppliers being unable to either manufacture the product or manufacture and deliver the product to meet demand.

USE OF PROCEEDS

This offering has no minimum offering amount. The maximum amount sought to be raised for CCTC from this offering is $50,000.00 (the remaining $453,300.00 in this offering is shares sold by selling shareholders). CCTC intends to raise $50,000.00 from the sale of 250,000 shares at $0.20 per share. CCTC intends to use these proceeds as follows, based upon the percentage of the offering that is actually sold:

EXPENDITURE ITEM                    100%           75%            50%
-----------------                   -----------    -----------    -----------
Professional fees                   $  5,000.00    $  5,000.00    $  5,000.00
Initial product costs               $  5,000.00    $  5,000.00    $  5,000.00
Marketing costs                     $ 25,000.00    $ 25,000.00    $ 15,000.00
Selling & administrative            $ 14,000.00    $  4,000.00    $  4,000.00
TOTAL                               $ 49,000.00    $ 39,000.00    $ 29,000.00


The above listing indicates the reduction in the expenditures based upon the percentage of the offering actually sold. In all instances, the proceeds from the sale of common stock, as received, will first be allocated towards marketing. Thereafter, funds, as received, will be allocated to each item, as expenditures occur, in a method that will be most advantageous to the promotion of the company's product and the marketing thereof.

Further, CCTC may also use portions of the proceeds from the sales of these sharesto satisfy accrued debts that may occur between the date of this offering and the date that proceeds from shares are actually received.

The above categories reflect the following expenditures:

PROFESSIONAL FEES: These fees relate to legal, accounting and statutory filing costs. These fees also relate to website development costs incurred to develop CCTC's website. CCTC has already paid a portion of the legal and accounting fees from cash obtained in a prior private offering. In the event that less than 100% of the offering is sold, CCTC will request terms from its attorney to defer professional fees until such time as CCTC begins to receive proceeds from the sale of its inventories. Although CCTC does not have a written agreement with its attorney with regard to the deferral of professional fees, CCTC has consulted with its attorney who has agreed to defer professional fees. The deferral of professional fees will be until such time as CCTC begins to receive proceeds from the sale of its initial inventories, but no later than one year from the date any fee is incurred. All accountants' fees will be due and payable no more than one year from the date services are performed, since fees older than one year will impair the accountant's independence. Since the majority of the outstanding balance due for professional fees will be for attorney fees, CCTC maintains that it will not be adversely impacted by this limitation.

MARKETING COSTS: The Board of Directors of CCTC has placed a high priority on the allocation of the proceeds from the sale of shares to marketing costs. Marketing costs are the costs that will be incurred in advertising the artworks and crafts in publications and in the bookstores of certain selected 100 Historically Black Colleges and Universities ("HBCU"), costs involved with production of brochures of the Company's products, and the cost of establishing, upgrading, and maintaining a commercially viable Internet website.

INITIAL PRODUCT COSTS: This is the cost to contract with Lizmof Enterprise, a Ghana based independent foreign dealer and distributor in art, craft and general merchants, and Gye Nyame Handicraft Co. Producers and Exporters, to procure and distribute artworks and crafts to the company's office in the United States.

SELLING AND ADMINISTRATIVE EXPENSES: This is the cost associated with the operation of the business. This category includes the cost of telephone charges, the monthly storage fee to store the products imported from Ghana, supplies, and other administrative expenses. Currently, CCTC does not incur a storage fee for its inventory as these products reside at company's office in New York.

The Board of Directors of CCTC maintains that it will be necessary for CCTC to receive at least 50 percent of the maximum sought to be raised through this offering, in order for CCTC to go forward from its developmental stages to a fully operating company. The balance of the proceeds received from the sale of the shares will be allocated between initial marketing and initial product costs. These latter allocations may change, however, if it takes the entire term of the offering in order to realize this minimum subscription level. Should that occur, CCTC will not have sufficient operating capital and funds from the offering will have to be utilized to pay storage fees and office expenses, as well as, the payment of fees associated with periodic tax and securities compliance.

In the event that less than 50% of the maximum amount sought to be raised through this offering is sold, it will be necessary for CCTC to seek other sources of financing, or it will not be able to operate and begin sales of its products.


DETERMINATION OF OFFERING PRICE

There is no established public market for the common shares of CCTC. The offering prices for the shares to be sold pursuant to this offering has been set at $.20 per share. The offering price is higher than the price of CCTC's common stock when it was sold to the existing shareholders through private placements. The initial offering price for the shares which were purchased by Mr. Kwajo M. Sarfoh in the registrant's initial offering was $.00115 per share. The selling shareholders have purchased their shares in CCTC for $.10 per share.

With respect to the common shares being offered for sale by the selling shareholders, the offering price will be determined by market factors and the independent decision of the selling shareholders. The initial offering price, however, has been established at $.20 per share.

The management of CCTC has set the offering price for the new shares to be issued as part of this offering largely based upon the cash needs of the Company to go forward. The additional factors considered when determining the sales price of the new shares in this offering are the lack of liquidity in the shares (since there is presently no public market for the resale of these shares), the high level of risk considering the lack of operating history of CCTC and the fact that CCTC currently lacks sufficient knowledge to determine the marketability of the artworks and crafts.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to CCTC's existing shareholders. However, the 250,000 shares of common stock which is to be sold by CCTC as part of this offering, will create an immediate dilution to the purchasers of those shares. The initial common shares sold by CCTC were sold to Mr. Kwajo M. Sarfoh in a private offering for a value of $.00115 per share. On September 15, 2002, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to Trae High for consulting services provided to the Company amounting to $200.00. Additionally, on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a founder of CCTC.

In the first 8 months of operation of, CCTC has experienced accumulative operating loss of approximately $4,965.00. This amount does not reflect expenditures which have been made by CCTC since its last statement, nor does it reflect any accrued liabilities of CCTC which may have occurred since the last statement. In the event all new common shares included in this offering are sold, the dilution experienced by the purchasers of these shares will be substantial. The effect of the dilution based on the March 31, 2003 financial statements is described as follows:

                                        Prior to     Upon Completion
                                        Offering       of Offering
                                        --------       -----------
Net tangible book value per share       $ -            $0.02

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $0.00 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.18 per share.

In the event that only a nominal amount of new common shares included in this offering are sold, such as 20% of the offering, the dilution upon the investors shares is described as follows:

                                        Prior to     Upon Completion
                                        Offering       of Offering
                                        --------       -----------
Net tangible book value per share         $ -           $ -

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $ $0 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.20 per share.

SELLING SECURITY HOLDERS

We granted to the selling stockholders registration rights to enable them to sell the 66,500 shares of common stock. The selling shareholders named herein are offering 2,266,500 of the 2,516,500 shares of common shares offered through this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. The shares include the following:

1.	From January 2003 to March 2003, the Registrant sold 66,500 shares of its common stock at $.10 per share for a total of $6,650.00. The selling shareholders acquired these shares from CCTC in an offering that was exempt from registration under Regulation D of the Securities Act of 1933. The shares were sold to 18 non-accredited investors who had access to all material information pertaining to the Registrant. The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, the non-accredited investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates indicating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from.

The following table provides, as of March 31, 2002, the information regarding the beneficial ownership of the common shares held by each of the selling shareholders including:

     1.   The number of shares owned by each prior to this offering
     2.   The total number of shares that are now being offered for each
     3. The total number of shares that will be owned by each upon the completion of this offering
     4.   The percentage owned by each
     5. The identity of the beneficial holder of any entity that owns the shares


			SHARES OWNED 	        TOTAL NUMBER OF     %AGE OF TOTAL
NAME AND ADDRESS OF	PRIOR TO THIS	        SHARES BEING	    SHARES OWNED
SELLING SHAREHOLDER	OFFERING	        OFFERED FOR	    UPON
					        SELLING 	    COMPLETION OF
						SHAREHOLDERS	    THIS OFFERING
						ACCOUNT
-------------------	--------------		-------	--------    -------------
Kwajo M. Sarfoh	        1,800,000	    1,800,000		            0.00
301 West 53, 6C
New York, New York 10019

Trae O. High	        200,000	              200,000	                    0.00
505 West 54 Street, 313
New York, NY 10019

David Loev		200,000               200,000		            0.00
1510 Crescent Oak Drive
Missouri City, TX 77459

Gabe Kuo		  5,000 	        5,000		            0.00
164 Eldridge Street
2nd Floor
NY, NY 10002

George Lee		  3,500                 3,500		            0.00
138 Baxter Street
2nd floor
NY, NY 10013

Sheri Lewis		  3,500  	        3,500		 	    0.00
1 Tiffany Place
Apt 1B
NY, NY 11232

Rick Paz		  5,000  	        5,000		  	    0.00
860A West Ferry
Buffalo, NY 14209

Yvonne Sarfoh		  3,500  		3,500		    	    0.00
1440 Newton Patent Court
Centreville, VA 20120

Alyson Thompson		  3,500  		3,500		   	    0.00
35 Fairfield Drive
Oak Hills, NY 11412

Jason Wolf		  3,500  		3,500		   	    0.00
20 Overlook Road
Caldwell, NJ 07006

Kevin Cadette		  3,500  		3,500		   	    0.00
58 Meadow Road
Edison, N.J. 08817

Rania Margonis		  5,000  		5,000		    	    0.00
945 North Barton Street
Apt. #301
Arlington VA, 22201

Lockley Rhodin		  3,500  		3,500		    	    0.00
945 North Barton Street
Apt. #301
Arlington VA, 22201

Chis Davis		  4,500  		4,500		            0.00
44 Little Brook
Pittsford, N.Y. 14534

Dan Lanka		  5,000  		5,000		    	    0.00
19500 US 281 North
Apt. 1322
San Antonio, TX 78258

Sandy Choi		  3,500   	     	3,500		   	    0.00
39a Gramercy Park North
Apt #1a
NY, NY 10010

Steve Warner		  3,500  		3,500		    	    0.00
185 Washington Street
Saratoga Springs, NY 12866

Jim Green		  3,500  		3,500		    	    0.00
185 Washington Street
Saratoga Springs, NY 12866

Hong Nan Young	  	  3,500  		3,500	 	    	    0.00
3225 Turtle Blvd #1037
Dallas, TX 75219

Eli Hinckley		 3,500  		3,500			    0.00
2414 N. Powhatan Street
Arlington, VA 22207


NOTE: Except as otherwise noted in the above table, the named shareholder beneficially owns (either individually or jointly as noted above), and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock which are not being offered in this prospectus or purchases additional shares of common stock being offered by CCTC. The percentages are based upon 2,516,500 shares of common stock, which would be outstanding upon the successful completion of this offering.

NOTE: Except for Mr. Sarfoh and Mr. High, none of the selling shareholders or their beneficial owners has had a material relationship with CCTC other than that of shareholder, or has ever been an officer or director of CCTC.

We will file, during any period during which we are required to do so under our registration rights agreement with the selling stockholders, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act, that a supplemental prospectus be filed, disclosing: the name of any broker-dealers; the number of common shares involved; the price at which the common shares are to be sold; the commissions paid or discounts or concessions allowed to broker-dealers, where applicable; that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and any other facts material to the transaction.


PLAN OF DISTRIBUTION

The selling shareholders will sell their common shares at the price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices. These shareholders may be underwriters as defined by the Securities Act. The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1.	  On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales;
     5.   In any combination of these methods of distribution.

This sales price to the public may be:

     1.   The market price prevailing at the time of sale;
     2.   A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal although no such market makers have been established at this time. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders may pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill their respective brokers' or dealers' commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter re-sell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders may distribute shares to one or more of their partners who are unaffiliated with CCTC. CCTC provides no assurance that all or any of the common shares offered will be sold by the selling shareholders.

CCTC is bearing all costs related to the registration of its common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may deem to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with CCTC's common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time as may be required by such broker or dealer;
     3. Not bid for or purchase any of CCTC's securities or attempt to induce any person to purchase any of CCTC's securities other than as permitted under the Securities Exchange Act.

Any broker or dealer participating in such transactions as agent, may receive a commission from selling shareholders in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. The registrant will file a post-effective amendment to this registration, in the event a market maker or underwriter of the securities offered herein is established or identified.

With respect to the shares of common stock to be offered by CCTC, CCTC at the present time has no agreement with any underwriter for any type of underwriting of the shares to be offered by CCTC. Instead, Mr. Kwajo M. Sarfoh, CCTC's president may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Mr. Sarfoh is not registered as a broker or dealer under the Exchange Act of 1934. Instead, he will derive the authority to sell the CCTC's shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Mr. Sarfoh qualifies under this exemption because, as an officer and director of CCTC, he is defined as an associated person of the issuer. As an associated person of the issuer, he will not be deemed to be a broker solely by reason of his participation in the sale of the common shares for CCTC since he meets all the requirements contained in the rule. These requirements are (1) he is not subject to any statutory disqualification; (2) he will not be compensated in connection with his participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) he is not an associated person of a broker or a dealer; and (4) he has intended primarily to perform at the end of the offering, substantial duties for CCTC; he has not been a broker or dealer or an associated person of a broker or dealer within the past 12 months and he does not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions that are not pertinent to the sale of the common shares).

LEGAL PROCEEDINGS

CCTC is not currently a party to any legal proceedings.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers currently serving the Company are as follows:


Name			Age		Position(s) Held

Kwajo M.
Sarfoh 			30		President, Director, and Treasurer

Trae O. 		32		Vice President, Director , and
High					Secretary


Kwajo M. Sarfoh has served as our president, director and treasurer since our incorporation in August 2002. Mr. Sarfoh is a native citizen of Ghana, Africa and maintains established relationships within Ghana. Mr. Sarfoh has lived in the United States for over 27 years and currently resides in New York City. The diverse culture and artistic nature found within the United States leads Mr. Sarfoh to believe that an active market exists for the Company's products. Mr. Sarfoh received a bachelor degree in economics from the State University of New York at Albany, a law degree from Boston University Law School, a masters in business administration from Boston University School of Management, and a masters of law in taxation from Georgetown University
Law Center.

Trae O. High has served as an officer, director and secretary of the Company since its incorporation. Mr. High received his bachelor degree in business administration from the University of Texas at Austin, a master of science in accounting from University of Texas at Dallas, a law degree from Southern Methodist University, and a masters of law in taxation from Georgetown University Law Center.

TERM OF OFFICE:

The Directors of CCTC are appointed for a period of one year or until such time as their replacements have been elected by the Shareholders. The Officers of the Corporation are appointed by the Board of Directors and hold office until they are removed by the Board.

SIGNIFICANT INDEPENDENT CONTRACTORS:

CCTC at this time has no employees. The Officers of the Corporation are Mr. Kwajo M. Sarfoh and Trae O. High. It is anticipated that both Mr. Sarfoh and Mr. High will devote approximately 20-25 hours per week in the furtherance of the business. At such time as CCTC receives additional funding, it will be hiring other qualified employees to operate CCTC.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of May 20, 2003 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


Name and 		Number of		Before 		After
Address 		Shares Owned 		Offering	Offering(4)
Number of 		Beneficially
Shares Owned
---------------------------------------------------------------------------
Kwajo M. Sarfoh (1)	 1,800,000	       79.4%		71.0%

Trae O. High(2)		   200,000		8.8%		7.95%

David L. Loev(3)	   200,000		8.8%		7.95%

All officers 		 2,000,000	      100.0%		90.0%
and directors
as a group (4)



(1)	Address is 301 West 53rd Street, 6C, New York, NY 10019.
(2)	Address is 505 West 54th Street, 313, New York, NY 10019.
(3)	Address is 1510 Crescent Oak Drive, Missouri City, Texas 77459.
(4)	Assumes the sale of 500,000 Shares offered hereby.

The percent of class is based on 2,516,500 shares of common stock issued and outstanding as of March 31, 2003, par value $.001 per share.


DESCRIPTION OF SECURITIES

CCTC's authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001. On September 15, 2002, the Board of Directors, upon motion duly made, seconded and unanimously adopted, by amendment, the original Articles of Incorporation to approve the cancellation of the initial 500,000 shares of common stock issued at $.10 par value, to be replaced by the authorization of 5,000,000 shares of common stock at $.001 par value. The Certificate of Amendment to the Certificate of Incorporation of CCTC was filed and effective on September 30, 2002. On October 25, 2002, the Board of Directors, upon motion duly made, seconded and unanimously adopted, by amendment, the September 30, 2002, Certificate of Amendment to the Certificate of Incorporation of CCTC, to approve the cancellation of the 5,000,000 shares of common stock issued at $.001 par value, to be replaced by the authorization of 50,000,000 shares of common stock at $.001 par value. The Certificate of Amendment to the Certificate of Incorporation of CCTC was filed and effective on November 6, 2002. Accordingly, CCTC's authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001.

At the present time CCTC has 2,266,500 shares of common stock outstanding, which is held by 20 stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder for vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of a Director can elect all of the Directors. The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by a proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A vote by a holder of the majority of outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. No such stock at this time exists. Holders of our common stock have no preemptive rights, no conversion rights and no redemption provisions applicable to the common stock.

DIVIDEND POLICY

There are no restrictions in CCTC's Articles of Incorporation or Bylaws that prevent it from declaring dividends. We have not in the past paid any dividends and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus that has prepared or certified any part of this prospectus or has given an opinion on the validity of the securities being registered or upon the legal matters in connection with the registration or offering of the common stock was employed on a contingency basis. Further, no expert or counsel has or is to receive in connection with this offering, a substantial interest, direct or indirect, in CCTC Holdings, Inc. No expert or counsel named in this prospectus has been connected with CCTC as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jason L. Karavias, our independent legal counsel, has provided an opinion on the validity of CCTC's common stock.

The financial statements included in this prospectus and in the registration statement have been audited by Thomas Leger & Co. L.L.P., Certified Public Accountants, Inc., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Our By-Laws provide for the indemnification of directors, officers, employees and agents of the Company to the fullest extent provided by the Business Corporation Law of the State of New York. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Corporation where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

CCTC's By-Laws provide that it will indemnify its Directors and Officers, and hold them harmless to the fullest extent legally permissible under the Business Corporation Law of the State of New York. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any by-law, agreement, vote of stockholders, provision of law or otherwise.

The By-Laws require CCTC to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter), which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in an advance of the final determination of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History

CCTC was incorporated on August 16, 2002 under the laws of the State of New York. In December of 2002, it acquired $500.00 of inventory through personal funds loaned from Kwajo M. Sarfoh. It is the intention of CCTC to sell this inventory. CCTC has no plans to seek a business combination with any other entity, or to act as a blank check company, as that term is defined in Rule 419 of Regulation C under the rules of the Securities Act of 1933.

CCTC's President, Mr. Kwajo M. Sarfoh, is also CCTC's sole promoter upon its inception. Mr. Kwajo M. Sarfoh received 1,800,000 shares of CCTC's common stock in exchange for $2,539.00 of capital contributed to CCTC to fund general business operations. CCTC therefore valued the common shares of CCTC at approximately $.00115 per share and recorded the value on its books at $2,539.00. These shares were purchased effective September 15, 2002 by Mr. Sarfoh. Additionally, effective September 15, 2002, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to Trae O. High for consulting services provided to the Company amounting to $200.00. Additionally, on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a founder of CCTC. The authorization and issuance to Mr. Loev relate back and are effective September 15, 2002, the date the Board of Directors authorized the issuance of shares to its other founders.

CCTC is a Company that is in its developmental stages and has been in existence for approximately nine months. It has no prior operating experience and has no predecessor businesses from which it evolved. The plan of operation of CCTC is to import and sell artworks and crafts produced in Ghana. CCTC is already in possession of $500.00 of such inventory. These artworks and crafts will be of high quality, certain of which will be available in varying sizes. The imported artworks and crafts will enable customers to enjoy the history and culture of Ghanaian people in a new way. The management of CCTC is aware that there are several different types of artworks and crafts from Ghana and other regions of Africa, which are currently available on the market.

During the next 12 months, CCTC has two major goals in the sales and marketing of its products:

1.	Market Research:  CCTC intends to employ market researchers to determine the extent of the market for authentic artworks and crafts from Ghana, Africa, the potential interest in department stores purchasing wood crafts, and the potential interest of college and university bookstores in purchasing book bags and certain other products which could be successfully marketed in conjunction with the book bags. The management of CCTC is aware that although the authentic artworks and crafts are unique, it may not be prudent to import these products unless it has the necessary market research information to indicate that there is a sufficient interest in the market for such products and, whether there is a sufficient interest in the products for department stores and colleges and universities to purchase CCTC's imported artworks and crafts.

2.	SHIPPING AND HANDLING CAPABILITIES: As soon as practicable after obtaining the necessary capital, the management of CCTC will commence seeking an American shipping company to deliver ordered products. It is contemplated that during the first 12 months of production, CCTC will deliver a minimum of 5,000 units.

Marketing

At present, CCTC possesses approximately 20 sample artworks and crafts. It is in the process of making these samples available to retailers that sell to the artworks and crafts industry, to certain selected 100 HBCUs, and other vendors who seek authentic Ghanaian products. The Company expects to serve a diversified customer base in various parts of the United States. These contacts are being made through the efforts of Mr. Kwajo M. Sarfoh.

The Company believes it can offer an immediate presence to students enrolled in the country's over 100 HBCUs who seek authentic Ghanaian products. Over the next 12 months, the Company will expend a major portion of its resources to obtain access to campus bookstores located at over 100 HBCUs.
After a lengthy period of stagnation, overall college enrollment increased by 2 percent from 1999 to 2002, with nearly identical gains at two- and four-year institutions. Students of color had their largest enrollment increase, 5.6 percent, at the graduate level in 2000. They also exhibited progress at the undergraduate level, with an increase of 3.1 percent, and nearly 2 percent at the professional school level. Overall, college enrollment among students of color increased by more than 48 percent during the past decade, including a gain of nearly 15 percent since 1995. For the most recent year, minority students registered an enrollment gain of 3.3 percent.

The Company believes this population to be a major market for its leather book bags, purses and jewelry. In particular, the Company believes that the hand-made leather book bags, with the African continent inscribed on the back, as well as other African symbols or college and university logos, will appeal to mature undergraduate, as well as graduate, African American students at HBCUs and other non-HBCUs. The hand-made leather book bags offer many of the common features currently available by traditional book bag providers, such as Jansport and Eastpak. The Company believes its authentic hand-made leather book bags will be able to compete successfully in this environment.
At such time as CCTC obtains necessary funding through this offering, the management anticipates that the first major effort in marketing the products will be to certain selected HBCUs. It also intends to make contact with large home store retailers. CCTC will also market its products through printed advertisements and its website.

The management of CCTC understands the importance of a comprehensive marketing program in order to maximize its ability to sell the artworks and crafts. As such, as soon as funding is available, CCTC will commence the search to find an advertising agency to market its artworks and crafts.
CCTC is allocating a large amount of the proceeds obtained from this offering for advertising and marketing. It intends to reserve the exact allocations of marketing funds until such time as it has had the opportunity to review marketing plans from the agency that it employs. CCTC anticipates that a large amount of the funds allocated for marketing will be utilized in some form of advertising that is aimed at the population who would most enjoy the history and culture of African people.

Competition

CCTC will be competing for market share with well-established importers of artworks and crafts both within the United States and abroad. There are many other importers of artworks and crafts which are currently marketed which can provide the same enjoyment as the Company's artworks and crafts and which will be in direct competition in the marketplace with CCTC. Further, the lack of a brand name for CCTC's artworks and crafts may adversely affect the public's confidence in the products and its success in the marketplace. The presence of established competitors could adversely affect the ability of CCTC to successfully implement its business plan to sell its products.

CCTC has limited financial, marketing, technical and other resources that are necessary to implement its business plan. Many of CCTC's competitors have significantly greater financial, marketing, technical and other resources than CCTC does. These competitors may be able to devote greater resources to the development, promotion and sale of competing artworks and crafts. Moreover, due to the size of these competitors, they may be able to import artworks and crafts with different designs, but with a similar function which can be marketed at a price lower than which CCTC can market its artworks and crafts.

Patents, Trademarks and Licenses

CCTC currently holds no patents, trademarks or licenses.

Need for Government Approval

The management of CCTC does not believe that there are any governmental restrictions on the importation and marketing of the artworks and crafts produced in Ghana.

However, data collection, protection, security and privacy issues are a growing concern in the U.S. and in many other countries around the world. Government regulation is evolving in these areas and could limit or restrict CCTC's ability to market its products to consumers, increase our costs of operation and lead to a decrease in demand for our products. Federal, state and local governmental organizations, as well as foreign governments and regulatory agencies, are also considering legislative and regulatory proposals that directly govern Internet commerce, and will likely consider additional proposals in the future. We do not know how courts will interpret laws governing Internet commerce or the extent to which they will apply existing laws regulating issues such as property ownership, sales and other taxes, libel and personal privacy to the Internet. The growth and development of the market for online commerce has prompted calls for more stringent consumer protection laws that may impose additional burdens on companies that conduct business online.

Federal legislation imposing limits on the ability of states to tax Internet-based sales was enacted in 1998 and will exempt some sales transactions conducted over the internet from multiple or discriminatory state and local taxation. It is possible that this legislation will not be renewed when it terminates. Failure to renew this legislation could allow state and local governments to impose taxes on Internet-based sales, and these taxes could adversely affect our business, financial condition and results of operations.

Product Liability

Management does not anticipate any product liability claims against it. In the event, however, that CCTC lacks sufficient capital to obtain, or continue product liability insurance, any product liability claim which is filed against CCTC may result in the failure of CCTC, either as a result of costs expended by CCTC in defending the lawsuit or, as a result of CCTC being unable to satisfy a judgment taken against it.

Employees

Until such time as CCTC is in the position to commence the marketing of its products, it will not have any employees. All other services obtained by CCTC, prior to the first commercial order will be handled through the services of independent contractors. Once the initial order is placed, CCTC contemplates hiring one part-time employee for sales and marketing in order to permit CCTC to grow. CCTC also contemplates hiring one part-time employee to process orders, once sales dictate the need for such an employee.

Contingency Plan

The management of CCTC is aware that despite its best efforts, the sales of the artworks and crafts may not be sufficient to result in a profitable corporation. Since the sole purpose of organizing CCTC is to import and sell the artworks and crafts, the management of CCTC currently has no plans regarding the direction of CCTC, in the event it is unable to sell a sufficient quantity of the artworks and crafts to create a profitable business. The management of CCTC believes that even if it were unsuccessful in marketing the artworks and crafts, one option would be the sale of the inventory to an unrelated corporation or, through the combination of CCTC with another entity. While many future courses of action are possible, the management of CCTC has no intention to go forward with any business plan, other than the business plan set forth in this prospectus.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The Following Plan Of Operations Should Be Read In Conjunction With Our Financial Statements And The Related Notes Included Elsewhere In This Prospectus. This Prospectus Contains Certain Statements Of A Forward-Looking Nature Relating To Future Events Or Our Future Financial Performance. We Caution Prospective Investors That Such Statements Involve Risks And Uncertainties, And That Actual Events Or Results May Differ Materially. In Evaluating Such Statements, Prospective Investors Should Specifically Consider The Various Factors Identified In This Prospectus, Including The Matters Set Forth Under The Caption "Risk Factors" Contained Elsewhere In This Prospectus, Which Could Cause Actual Results To Differ Materially From Those Indicated By Such Forward-Looking Statements. We Disclaim Any Obligation To Update Information Contained In Any Forward-Looking Statement.

PLAN OF OPERATION

During the next 12 months, CCTC plans to continue as a Company within its developmental stages. CCTC has raised from its prior offering, under Regulation D of the Securities Act of 1933, a total of $6,650.00, as ended on April 20, 2003. From the prior offerings, the amount of $1,230.63 has been paid to Thomas Leger & Co. L.L.P. for accounting services, $1,250 has been paid to Jason Karavias, Esq. for legal services, and $275.00 has been paid to New York State in compliance with New York's Blue Sky Laws. It is anticipated that the amounts already raised will satisfy all operating costs expended by CCTC to the date of this offering, including some of the costs associated with professional fees for both attorneys and accountants in the preparation of this offering. It is anticipated that the amounts already raised will also satisfy the balance owing to CCTC's website designer.

From CCTC's inception on August 16, 2002, through the end of CCTC's last fiscal quarter, March 31, 2003 (approximately eight months), it has experienced an accumulated total net loss of $4,965.00. Since CCTC is in its developmental stage, it has had no revenues from the sale of goods and has incurred expenses of $4,965, which consisted primarily of legal and accounting fees of $2,481.00 and general and administrative costs of $2,484.00.

The additional amounts sought by CCTC through this offering may be sufficient to provide the necessary capital for CCTC to do the necessary marketing, satisfy current debts and procure the initial delivery of the imported artworks and crafts. The management of CCTC believes this amount will be sufficient. The management of CCTC is of the belief that the $50,000.00 sought through this offering would provide sufficient cash flow to permit CCTC to stay current with all liabilities reflected on its balance sheet in addition to performing the necessary marketing and procurement of products. However, because the management of CCTC may run into unforeseen expenses, the amount raised through this offering may not be enough to provide CCTC with sufficient capital to bring the artworks and crafts to market. In the event that only a nominal amount of this offering is purchased by investors, CCTC may not have sufficient assets to go forward with its plan of operation, unless it is able to obtain capital from other sources.

Over the past several months, the Officers of CCTC have been involved in identifying two producers and exporters of artworks and crafts from Ghana. CCTC has arranged for both Lizmof Enterprise, a Ghana-based independent foreign dealer and distributor in art, craft and general merchants, and Gye Nyame Handicraft Co., a Ghana-based independent foreign producers and exporters dealer, to procure and distribute artworks and crafts to the company's office in the United States.

CCTC has no written contracts with Lizmof Enterprise or Gye Nyame Handicraft Co. for the production and delivery of any artworks and crafts. The Officers of CCTC have recently forwarded to Lizmof Enterprise a list and description of the artworks and crafts to be produced and delivered to the company.

Additionally, CCTC anticipates importing the first major order from Lizmof Enterprise within 60 days after receiving sufficient funding.

The inventory procured in December 2002 will mainly be utilized as samples in CCTC's marketing efforts to obtain orders for the artworks and crafts. CCTC anticipates that the retail price of the artworks and crafts will be in the range of $15.00 to $500.00. CCTC expects to sell some of the initial inventory and receive a small amount of revenue there from.

THE NEXT TWELVE MONTHS

CCTC anticipates that within six months from the date that it markets its samples, CCTC will be in a better position to determine exactly how much should be expended with regard to the actual marketing costs involved in the advertising and promotion of the products. CCTC anticipates expending up to $15,000.00 in marketing costs including advertising in journals and print publications reviewed by consumers, specifically, African American students. These marketing costs will commence upon completed development of the Company website and the distribution of the Company brochure to selected targets. Additionally, CCTC is in the process of establishing a web page to directly market the products over the Internet. CCTC contemplates that assuming full funding of its offering, the $25,000.00 allocated for marketing will be sufficient to permit continued marketing of the products until such time as CCTC can fund further marketing efforts through revenues earned by it.

Within 60 days after the date the Company receives sufficient funding, CCTC anticipates importing the first major order from Lizmof Enterprise. CCTC will have to principally rely upon proceeds from this offering in order to fund the initial order. This expenditure is considered priority expenditure by CCTC and CCTC will allocate the full cost of the initial order from proceeds received, even if full subscription of the offering is not attained.

Assuming that the market favorably reacts to the artworks and crafts, CCTC anticipates that it will take approximately 12 months from the date in which the first large order are available for sale in order to reach a level of profitability.

Within 30 days of the date that the first commercial order has commenced, CCTC may hire its first part-time employee. This employee will be responsible for the sales and marketing of the artworks and crafts. It is contemplated that this employee will be employed under terms that will provide for an hourly salary of $10 plus a commission based upon units sold. At such time as sales for the artworks and crafts reach a level of 20,000 to 30,000 units, CCTC will have to add a full-time administrative employee, in an executive position, to perform day-to-day operations at a salary of approximately $30,000.00. Additionally, a part-time hourly wage employee will be required for storage and shipping purposes. Since CCTC has allocated no funds for these individuals in the amount sought pursuant to this offering, these individuals will have to be paid from sales revenues as it becomes available.

CCTC anticipates requiring $50,000 in funds through this offering in order to properly bring the product to market and maximize its potential for success. In the event that the full amount sought is subscribed for within the first six months of the offering, CCTC believes that a majority of the funds will be expended during that time frame. If the full amount is not received, CCTC will have to scale back its efforts proportionately. Should this occur, CCTC contemplates that the acceptance of the artworks and crafts in the market will be delayed and it will take a longer time for CCTC to generate sufficient revenues to become self-sustaining.

DESCRIPTION OF PROPERTY

At the present time, CCTC's principal offices are located at 301 West 53, 6C, New York, New York, 10019. These offices are being utilized, rent-free, by CCTC and are leased by Mr. Kwajo Sarfoh. Currently, this location serves as the sales office and storage facility for CCTC. At such time, CCTC anticipates obtaining storage space for imported artworks and crafts in New York, New York. CCTC does not anticipate purchasing any real estate, nor, does it anticipate purchasing any real property for its office or storage facility. Management for CCTC believes that the rented space will be sufficient for the needs of the Company for at least the next 12 months.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kwajo M. Sarfoh is the sole promoter of CCTC, further, he currently holds a control position in the business, owning a total of 79% of the outstanding common stock (directly and beneficially). Mr. Sarfoh is to receive no additional compensation from CCTC with regard to his efforts in selling the new common shares to be registered through this offering. In September 2002, the Company issued 1,800,000 shares of Company common stock to Mr. Sarfoh, in consideration for contributed capital of $2,539.00 in order to pay for incorporation costs and Company assets.

In September 2002, the Company issued 200,000 shares of Company common stock to Trae O. High for consulting services provided to the Company. Specifically, Mr. High assisted CCTC in: (1)formulating our business plan; (2) arranging for our incorporation; and (3) keeping our books and records in order. The value of these services performed by Mr. High was $200.00. Mr. High is to receive no compensation from CCTC with regard to his efforts in selling the new common shares to be registered through this offering. Mr. High currently holds a control position in the business, owning a total of 8.8% of the outstanding common stock (directly and beneficially).

Effective on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a founder of CCTC. The authorization and issuance to Mr. Loev relate back and are effective September 15, 2002, the date the Board of Directors authorized the issuance of shares to its other founders. Mr. Loev is to receive no compensation from CCTC with regard to his efforts in selling the new common shares to be registered through this offering. Mr. Loev currently holds a control position in the business, owning a total of 8.8% of the outstanding common stock (directly and beneficially).

With the exception of the above referred to transactions, there are no contractual agreements between Mr. Sarfoh or any other individual, whether a shareholder or not, and CCTC.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for CCTC's common stock. The management of CCTC anticipates applying for trading in its common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, CCTC can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF CCTC COMMON STOCK

As of the date of this registration statement, CCTC has 20 registered shareholders.

RULE 144 SHARES

At present, there are no shares of CCTC common stock that are available for resale to the public pursuant to Rule 144 of the Securities Act of 1933.
In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. One percent of the number of shares of CCTC's common stock then outstanding which, in the case of CCTC, will equal approximately 22,665 shares as of the date of this prospectus; or
     2. The average weekly trading volume of CCTC's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about CCTC. At present, there are no shareholders whose shares would qualify under Rule 144. As of the date of this prospectus, no shares may be sold pursuant to Rule 144.


EXECUTIVE COMPENSATION

The company's two directors, Mr. Kwajo M. Sarfoh and Mr. Trae O. High, currently do not receive any compensation for their services and have never received any compensation for serving as directors to date.

EMPLOYMENT AND RELATED AGREEMENTS

We do not have a written employment agreement or consulting agreement with Mr. Kwajo M. Sarfoh, our Director, President and Treasurer or Mr. Trae O. High, our Director, Vice President and Secretary. Mr. Sarfoh and Mr. High provide their services to CCTC on a part-time basis.

FINANCIAL STATEMENTS

			INDEX TO THE FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS

Independent Auditor's Report				F-1

Balance Sheet
   As of December 31, 2002				F-2

Statement of Loss
   For the Period from Inception (August 16,
   2002) through December 31, 2002			F-3

Statement of Stockholders' Deficit
   For the Period from Inception (August 16,
   2002) through December 31, 2002			F-4

Statement of Cash Flows
   For the Period from Inception (August 16,
   2002) through December 31, 2002			F-5

Notes to the Financial Statements
   For the Period from Inception (August 16,
   2002) through December 31, 2002			F-6
							to
							F-9

UNAUDITED FINANCIAL STATEMENTS

Balance Sheet
   As of March 31, 2003					F-10

Statement of Loss
   For the Period from January 1, 2003
   to March 31, 2003   					F-11

Statement of Cash Flows
   For the Period from January 1, 2003
    to March 31, 2003 					F-12

Notes to the Financial Statements
   For the Period from January 1, 2003
    to March 31, 2003 					F-13


			INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Cape Coastal Trading Corp.
(A Development Stage Company)
New York, NY

We have audited the accompanying balance sheet of Cape Coastal Trading Corp. (a New York Corporation and development stage company) as of December 31, 2002 and the related statement of loss, stockholders' equity, and cash flows for the period from inception (August 16, 2002), to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Coastal Trading Corp., as of December 31, 2002 and its losses and cash flows for the period from inception (August 16,2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company focused on importing artworks and crafts from Ghana, Africa to sell to its vendors and customer in the U.S. The Company has had less than five months of activity and has incurred losses from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas Leger & Co., L.L.P.

Houston, Texas
February 21, 2003

				    F-2

			 CAPE COASTAL TRADING CORP.
		       (A DEVELOPMENT STAGE COMPANY)
			       BALANCE SHEET
			     DECEMBER 31, 2002

				  ASSETS
CURRENT ASSETS
Cash							  122

Inventory						  500
							-----
     Total current assets				  622

FIXED ASSETS, NET					 2,187
							------
TOTAL ASSETS						$2,809
							======

			LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable					 2,781

Payable to shareholder					   885
							 -----
TOTAL CURRENT LIABILITIES				 3,666
							======
STOCKHOLDERS' DEFICIT
Common stock: $.001 par value; 50,000,000
shares authorized, 2,000,000 issued and
outstanding						 2,000

Paid-in capital 					 1,089
							-------
Retained deficit accumulated in the
development stage					 (3,946)
							--------
Total stockholders' deficit				  (857)
							--------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT		  $2,809
							========

			The accompanying notes are an integral
			 part of these financial statements.


				    F-3

			 CAPE COASTAL TRADING CORP.
		        (A DEVELOPMENT STAGE COMPANY)
		STATEMENT OF LOSS FOR THE PERIOD FROM INCEPTION
 		     (AUGUST 16, 2002) TO DECEMBER 31, 2002

EXPENSES
General and administrative 					$1,265
								------
Consulting fees							$200
								------
Professional fees						$2,481
								------
Total operating costs and expenses				$3,946
								======
  Loss from operations and before taxes				$(3,946)
								--------
PROVISION FOR INCOME TAXES					-
								--------
Net loss 							$(3,946)
								========
LOSS PER SHARE
 Basic and diluted						$(0.00)
								--------
WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic and diluted						2,000,000
								==========

			The accompanying notes are an integral
			 part of these financial statements.

				    F-4

			CAPE COASTAL TRADING CORP.
		      (A DEVELOPMENT STAGE COMPANY)
		     STATEMENT OF STOCKHOLDER'S DEFICIT
 FOR THE PERIOD FROM INCEPTION (AUGUST 16, 2002) TO DECEMBER 31, 2002

							Deficit
							accumulated
					Additional	during the
					Paid-In  	development
		Common Stock		Capital		stage		Total

		Shares		Amount

Balance,
August 16, 	  -		$    -		$     -		$   -		$   -
2002

Issuance
of Common
Stock:

Accounts
payable		1,800,000	$1,800  	$739 	 	-		$2,539

Consulting
services	200,000 	$200		-		-		$200

Capital
Contributions	-		-		$350 		-		$350

Net Loss	-		-		-		$(3,946)	$(3,946)

Balance, 	2,000,000	$2,000 		$1,089 		$(3,946)	$(857)
December
31, 2002


			The accompanying notes are an integral
			 part of these financial statements.

					F-5

				CAPE COASTAL TRADING CORP.
			      (A DEVELOPMENT STAGE COMPANY)
				 STATEMENT OF CASH FLOWS
	       FOR THE PERIOD FROM INCEPTION (AUGUST 16, 2002) TO DECEMBER
					 31, 2002


CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss							$(3,946)
								--------
 Adjustments to reconcile net loss to net cash
 used in operating activities:

Depreciation and amortization					$221
								------
Stock Issued for consulting					$200
								------
Changes in assets and liabilities:
       Inventories						$(500)
								------
       Accounts payable						$3,666
								-------
       Net cash used in operating activities			$(359)
								=======
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of fixed assets					$(2,408)
								--------
      Net cash used in investing activities			$(2,408)
								========
CASH FLOWS FROM FINANCING ACTIVITIES
	Proceeds from issuance of common stock			$2,539
								-------
        Proceeds from capital contributions			$350
       								-------
      Net cash provided by financing activities			$2,889
								-------
INCREASE IN CASH						$122
								=======
CASH AT BEGINNING OF PERIOD					-
								-------
CASH AT END OF PERIOD						$122
								=======
SUPPLEMENTAL INFORMATION
    Interest paid						$ -
								-------
    Income taxes paid                				$ -
								-------

			The accompanying notes are an integral
			 part of these financial statements.

					F-6

			 CAPE COASTAL TRADING CORPORATION
		 (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL
		    STATEMENTS FOR THE PEREIOD FROM INCEPTION
		      (AUGUST 16, 2002) TO DECEMBER 31, 2002

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization:

Cape Coastal Trading Corp. ("The Company") is a development stage company that was incorporated in New York on August 16, 2002. The Company is focused on importing artworks and crafts from Ghana, Africa to sell to its vendors and customers in the U.S. The Company is engaged in the planning, selection, and procurement of these products.

Basis of Presentation:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosure. Accordingly, actual results could differ from those estimates.

Revenue Recognition:

The Company's revenues are derived from the sale of arts and crafts from Ghana, Africa to customers in the U.S. To date, the company has not begun operations, as such, when operations commence
revenues will be recognized once realizable and earned.   Revenue
from sales of products and related cost of products sold will be recognized when persuasive evidence of an arrangement exists, delivery has occurred, the seller's price is fixed or determinable, and collectability is reasonable assured. This generally occurs when the customer receives the product at which time title passes to the customer. Revenues will be recorded net of any provisions for estimated product returns. Customers generally do not have the right to return product unless damaged or defective.

Cash and Cash Equivalents:

The Company considers all short-term securities purchased with an original maturity of three months or less to be cash equivalents.

Inventory:

Inventory is accounted for under the first in, first out method and are recorded at the lower of cost or market. Inventory consists of products for resale at December 31, 2002.

Property and Equipment:

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally three years. Routine repairs and maintenance costs are charged to operations as incurred while the costs of significant improvements are capitalized. The major class of property and equipment is computer equipment at $2,408. Depreciation expense and accumulated depreciation for the period ended was $221.

Income Taxes:

The Company uses the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization. Income tax expense is the current tax payable or refundable or the period plus or minus the net change in the deferred tax assets and liabilities.

Stock-Based Compensation:

SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by SFAS No. 123, the Company continues to apply the provisions of Accounting Principles Board Opinion No. 25 ("APB No. 25") "Accounting for
43

Stock issued to Employees" and related interpretations.
Accordingly, compensation cost for stock options is measured as the excess, if any, of the determined fair value of the Company's stock at the date of grant over the stock purchase price.

Net Loss Per Share:

Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average of common shares outstanding during the period. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless the effect is anti-dilutive, thereby reducing the loss or increasing the income per common share.

Recent Accounting Pronouncements:

In July 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". Statement No. 142 requires the use of a nonamortization approach to account for purchased goodwill and indefinite lived intangibles. Under a nonamortization approach, goodwill and indefinite lived intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and indefinite lived intangibles is more than its fair value. The provisions of Statement No. 142 will be effective for the Company in fiscal 2003. Management does not expect this standard, when implemented, to have a material effect on its future results of operations or financial position.

In June 2001, the FASB issued Statement No. 143 "Accounting for Asset Retirement Obligations". The statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement is effective for the Company in fiscal 2003. The Company does not expect the adoption of Statement No. 143 to have a material impact on the Company's future results of operations or financial position.

In August 2001, the FASB issued Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement supersedes Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and the accounting and reporting provisions of APB Opinion 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The statement is effective for the Company in fiscal 2003. The Company does not expect the adoption of Statement No. 144 to have a material impact on the Company's future results of operations or financial position.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with earlier adoption encouraged. The Company is required to adopt SFAS 145 effective January 1, 2003. The Company does not believe that the adoption of SFAS 145 will have a material effect on the Company's financial position, results of operations, or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not believe that the adoption of SFAS 146 will have a material effect on the Company's financial position, results of operations, or cash flows.

2. GOING CONCERN

Since inception, the Company has been considered a development stage company and has not generated any operating revenue. There is substantial doubt that the Company will generate sufficient revenues during 2003 to meet its operating cash requirements. Accordingly, the Company's ability to continue operations through 2003 depends on its success in obtaining equity financing in an amount sufficient to support its operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. The Company intends to raise additional capital through private or public securities offerings.

3. INCOME TAXES

At September 30, 2002, the Company had an operating loss of $3,946. This net operating loss provides a future tax benefit of approximately $1,342 computed at the statutory rate. This future tax benefit has a valuation allowance of $1,342.

4. CONTINGENCIES

From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company's financial position, results of operations or cash flows.

5. RELATED PARTY TRANSACTION

At December 31, 2002 the Company owed $885 to a major shareholder for purchases he made and expenses he paid on behalf of the Company.

					F-10

			  CAPE COASTAL TRADING CORPORATION
			   (A DEVELOPMENT STAGE COMPANY)
			    BALANCE SHEET MARCH 31, 2003

				     ASSETS
CURRENT ASSETS
Cash								$3,712

Inventory      							   500
								------
     Total current assets					 4,212

FIXED ASSETS, NET						 1,987
								------
TOTAL ASSETS							 6,199
								======
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable						   300

Payable to shareholder						   925
								------
TOTAL current liabilities					 1,225
								======
STOCKHOLDERS' DEFICIT
Common stock: $.001 par value; 50,000,000
shares authorized, 2,000,000 issued and
outstanding							 2,226

Paid-in capital 						 7,673

Retained deficit accumulated in the
development stage						(4,965)
								-------
Total stockholders' deficit					 4,974
								------
TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT								$6,199
								======

			 The accompanying notes are an integral
			  part of these financial statements.

				CAPE COASTAL TRADING CORP.
			       (A DEVELOPMENT STAGE COMPANY)
		     	   STATEMENT OF LOSS FOR THE PERIOD FROM
			     JANUARY 1, 2003 TO MARCH 31, 2003

EXPENSES
General and administrative 					   $564

Franchise tax							    455
								 -------
Loss from operations and before taxes			 	 (1,019)
								--------
PROVISION FOR INCOME TAXES					    -
								--------
Net loss 							$(1,019)
								========
LOSS PER SHARE
 Basic and diluted						$(0.00)
								--------


WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic and diluted						2,226,500
								---------

			The accompanying notes are an integral
			 part of these financial statements.

					F-12

				CAPE COASTAL TRADING CORP.
			      (A DEVELOPMENT STAGE COMPANY)
				 STATEMENT OF CASH FLOWS
	          FOR THE PERIOD FROM JJANUARY 1, 2003 TO MARCH 31, 2003


CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss							$(1,019)
								--------
 Adjustments to reconcile net loss to net cash
 used in operating activities:

Depreciation and amortization					   200

Stock Issued for consulting					   200
								------
Changes in assets and liabilities:

       Accounts payable						(2,481)

       Payable to shareholder					    40
								-------
       Net cash used in operating activities			(3,060)

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of fixed assets					   -
								--------
      Net cash used in investing activities			   -
								--------
CASH FLOWS FROM FINANCING ACTIVITIES

	Proceeds from issuance of common stock			$6,650
								-------
       Net cash provided by financing activities		 6,650
								-------
INCREASE IN CASH						  3,590

CASH AT BEGINNING OF PERIOD					    122
								-------
CASH AT END OF PERIOD						 $3,712
								=======
SUPPLEMENTAL INFORMATION
    Interest paid						$ -

    Income taxes paid                				$ -

					F-13

 			CAPE COASTAL TRADING CORPATION
		       (A DEVELOPMENT STAGE COMPANY)
			NOTES TO FINANCIAL STATEMENTS
			     	 (UNAUDITED)
		FOR THE PERIOD JANUARY 1, 2003, TO MARCH 31, 2003

1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, these financial statements do not included all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The interim unaudited financial statements contained herein includes, in management's opinion, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operation, and cash flows for the periods presented.

The results of operation for the interim period shown on this report are not necessarily indicative for a full year. These financial statements should be read in conjunction with the Company's financial statements and notes for the year ended December 31, 2002 included elsewhere in this filing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

CCTC has no changes in or disagreements with our accountants on accounting and financial disclosure.

		PART TWO: INFORMATION NOT REQUIRED ON PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission Registration Fee               $    40.72
Federal taxes                                                              0
State taxes and fees                                                       0
Transfer agent fees                                                        0
Accounting fees & expenses                                        $ 3,000.00
Legal fees & expenses                                             $ 1,500.00
Blue Sky fees & expenses                                          $   300.00
Miscellaneous                                                     $ 1,000.00
                                                                  ----------
     TOTAL                                                        $ 5,840.72
                                                                  ==========

All amounts are estimates other than the Commission's Registration Fee.

CCTC is paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


RECENT SALES OF UNREGISTERED SECURITIES

CCTC issued 1,800,000 shares of common stock on September 15, 2002 to Mr. Kwajo
M. Sarfoh in exchange for $2,539.00 of capital contributed to CCTC for fund general business operations. CCTC therefore valued the common shares of CCTC at approximately $.00115 per share and recorded the value on its books at $2,539.00. Additionally, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to Trae O. High for consulting services provided to the Company amounting to $200.00.
Additionally, effective on March 15, 2003, the Board of Directors authorized the issuance of 200,000 shares of common stock at $.001 par value to David
Loev in consideration for $200.00. Mr. Loev, along with Mr. Sarfoh and Mr. High, is a founder of CCTC. The authorization and issuance to Mr. Loev relate back and are effective September 15, 2002, the date the Board of Directors authorized the issuance of shares to its other founders.

CCTC completed an Offering of 66,500 shares of its' common stock at a price of $0.10 per share to a total of 18 purchasers. The last subscription for shares in this Offering was completed on March 31, 2002. The total amount received from this Offering was $6,650.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933. All of the purchasers qualify as non-accredited investors. Each investor indicated in writing that he was purchasing the shares for investment purposes and not with a view to resale. Each investor indicated in writing that he had sufficient sophistication to evaluate the investment and could afford to lose the entire investment without adversely affecting his lifestyle.

EXHIBITS

Exhibit 3.1      Articles of Incorporation*
Exhibit 3.2      Bylaws*
Exhibit 4        Share Certificate*
Exhibit 5        Opinion and Consent of Legal Counsel*
Exhibit 10.3     Registration Rights Agreement*
Exhibit 24.1     Consent of Thomas Leger & Co. L.L.P., Certified Public
                 Accountants
------------
* Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-105393, on May 20, 2003.



UNDERTAKINGS

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:
          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.
     2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.
     4. To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.
     5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


31.  SIGNATURES

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its' behalf by the undersigned in the City of New York, State of New York, May 20, 2003.

CAPE COASTAL TRADING CORPORATION.

By: /s/ Kwajo M. Sarfoh
    -------------------------------------
    Kwajo M. Sarfoh, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Kwajo M. Sarfoh
------------------------------------------
Kwajo M. Sarfoh, President, Director, Treasurer

Date: June 17, 2003

/s/ Trae O. High
------------------------------------------
Trae. O. High, Director, Vice President, Secretary

Date: June 17, 2003